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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 _____________


                                   FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

                    OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 2, 1998
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                             Euronet Services Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                                             04-2806888
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(STATE OR OTHER JURISDICTION             (COMMISSION               (IRS EMPLOYER
OF INCORPORATION)                        FILE NUMBER)                 ID NUMBER)


Horvat u. 14-24 1027 Budapest, Hungary                                  N/A
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:             011-361-224-1000



                                      N/A
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On December 2, 1998, Euronet Services, Inc. (the "Company") completed the acquisition of Arkansas Systems Inc., an Arkansas corporation ("Arksys") through the merger of AE Merger Corp., an Arkansas corporation and a wholly owned subsidiary of the Company ("Merger Sub"), with and into Arksys (the "Merger") with Arksys remaining as the surviving corporation. Immediately prior to the effective time of the Merger, the real estate holdings of Arksys were sold, transferred and assigned to various Arksys shareholders in exchange for the redemption by Arksys of a portion of the Arksys common stock held by such shareholders. Accordingly, Arksys's real estate holdings were not included in the acquisition.

     The Merger was consummated pursuant to terms and conditions of an Agreement and Plan of Merger entered into between the Company, Merger Sub, Arksys and certain shareholders of Arksys (the "Merger Agreement"). Upon the effective time of the Merger, the Company purchased all of the issued and outstanding capital stock of Arksys for a purchase price of $18.2 million of which $ 6 million are being held in escrow to provide for the payment of damages attributable to any breach of the representations and warranties contained in the Merger Agreement and certain post-closing payments set forth in the Merger Agreement. In addition, as a result of the Merger, each option to purchase shares of the common stock of Arksys held by optionholders with less than 1000 unvested options was cancelled and replaced by an option to purchase the same number of shares of the Company's common stock as the number of Arksys's shares that were subject to such option immediately prior to the Merger. Following the acquisition, Arksys became a wholly owned subsidiary of the Company.

     Euronet operates the only independent, non-bank owned ATM network in Central Europe. Through agreements with local banks and international card issuers such as Visa, MasterCard, Europay, American Express and Diners Club International, Euronet's ATMs are able to process ATM transactions for holders of credit and debit cards issued by or bearing logos of such banks and card issuing organizations. Arksys, which is based in Little Rock, Arkansas, produces computer software for comprehensive electronic payment and transaction delivery systems. Arkysys's products and services include comprehensive ATM, POS, debt and smart card packages, EFT network solutions, interactive voice response, international credit card systems and Internet and intranet cash management, home banking, bill payment and presentment offerings. Arksys is also the primary supplier of ATM network software for the IBM AS/400 platform. Prior to the Merger, Arksys was a key software provider to Euronet's ATM transactions processing center in Central Europe. The Company plans to continue Arksys's business and operations.

     The foregoing summary is qualified in its entirety by reference to the copy of the Merger Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired
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     Unaudited consolidated balance sheets for the acquired business as of
September 30, 1998 and December 31, 1997 and the related unaudited consolidated statements of operations and comprehensive income (loss), shareholders' equity and cash flows for the nine month period ended September 30, 1998 and for the year ended December 31, 1997 have been provided. These financial statements represent the business as carried out by the selling shareholders and, as such, certain aspects of the acquired business which will change as a result of the acquisition have not been reflected therein. Such adjustments will be presented with the Pro Forma Financial Information. The required financial information for the business acquired will be filed under cover of Form 8-K/A within 60 days of the date this Form 8-K was required to be filed.

     (b)  Pro Forma Financial Information

     The required audited pro forma financial information will be filed under cover of Form 8-K/A within 60 days of the date this Form 8-K was required to be filed.


C.   Exhibits

Exhibit 2.1  -  Agreement of Merger dated as of November 3, 1998, by and among
                Euronet Services, Inc., AE Merger Corp., Arkansas Systems Inc. and certain shareholders of Arkansas Systems, Inc. (previously filed as Item 6 Exhibit 10 to Form 10Q filed with the Commission on November 14, 1998.)

Exhibit 2.2  -  Escrow Agreement dated as of December 2, 1998 by and among
                Euronet Services, Inc., John Chamberlin, James Hendren, Donald
                B. Hatfield, Eugene Jones, David Payne and Mercantile Trust Company, N.A.

Exhibit 99   -  Unaudited Consolidated Financial Statements for ARKSYS for
                period January 1, 1998 to September 30, 1998.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Euronet Services Inc.


                                    By: /s/ Daniel R. Henry
                                        --------------------------------
                                          Daniel R. Henry
                                          Chief Operating Officer

Date:  December 16, 1998

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